Exhibit 99

NEWS RELEASE
    5875 Landerbrook Drive Cleveland, Ohio 44124-4069
    Tel. (440) 229-5151 Fax (440) 229-5138

FOR FURTHER INFORMATION, CONTACT:
Christina Kmetko
(440) 229-5130
                            For Immediate Release
                                Wednesday, August 18, 2021

NACCO INDUSTRIES
DECLARES QUARTERLY DIVIDEND

Cleveland, Ohio, August 18, 2021 – NACCO Industries® (NYSE: NC) announced today that the Board of Directors declared a regular cash dividend of 19.75 cents per share. The dividend is payable on both the Class A and Class B Common Stock, and will be paid September 15, 2021 to stockholders of record at the close of business on August 31, 2021.

About NACCO Industries
NACCO Industries® brings natural resources to life by delivering aggregates, minerals, reliable fuels and environmental solutions through its robust portfolio of NACCO Natural Resources businesses. Learn more about our companies at nacco.com or get investor information at ir.nacco.com.

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